SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934Date of Report (Date of earliest event reported): July 10, 2002

Commission File No. 0-11927

Moto Photo, Inc. Salary Savings Plan

(Exact name of registrant as specified in its charter)

Delaware 31-1080650

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(State or other jurisdiction (IRS Employer Identification No.)

of Incorporation)

4444 Lake Center Dr., Dayton, Ohio 45426

(Address of principal executive offices)

Registrant's telephone number, including area code: (937) 854-6686

Item 4: Changes in Registrant's Certifying Accountant.

On June 14, 2002, Moto Photo, Inc. reported on Form 8-K that the Moto Photo, Inc. Salary Savings Plan Committee voted to approve the engagement of Deloitte & Touche LLP as its independent auditor for the year ending December 31, 2002 subject to customary client acceptance procedures, and to dismiss the firm of Arthur Andersen LLP.

On July 10, 2002, Deloitte & Touche LLP advised the Company that it was not accepting the engagement.

The Company has begun to search for another independent accounting firm to act as its auditor and will file a report on Form 8-K when the selection has been made and the engagement confirmed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moto Photo, Inc. Salary Savings Plan

Date: July 15, 2002 By: /s/ Linda I. Kramer

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Name: Linda I. Kramer

Title: Plan Trustee

By: /s/ Daniel L. Thobe

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Name: Daniel L. Thobe

Title: Plan Trustee